Exhibit 4.7

                                 [LOGO] ZARLINK
                                  SEMICONDUCTOR

                           ZARLINK SEMICONDUCTOR INC.
                    1991 STOCK OPTION PLAN FOR KEY EMPLOYEES
                           AND NON-EMPLOYEE DIRECTORS

                           AS AMENDED DECEMBER 7, 2001

      1. Purpose. The Zarlink Semiconductor Inc. 1991 Stock Option Plan for Key Employees and Non-Employee Directors (the "Plan") is intended to attract and retain highly qualified employees and non-employee directors who will be motivated toward the success of Zarlink Semiconductor Inc. (the "Company") and to encourage share ownership in the Company by certain key employees and non-employee directors of the Company and its subsidiaries.

      2. Number of Common Shares to be Offered. The shares subject to the options to be granted under this Plan shall be Common Shares of the Company ("Common Shares"). The maximum number of Common Shares that may be issued under this Plan shall not exceed 20,227,033 Common Shares and no employee (as defined below) shall hold options to purchase more than 5% of the total number of Common Shares issued and outstanding from time to time. In addition, the maximum number of Common Shares in respect of which options may be granted to non-employee directors during any fiscal year of the Company shall be 20,000 per director. Upon the expiration, surrender or termination, in whole or in part, of an unexercised option, the Common Shares subject to such option shall be available for other options to be granted from time to time under this Plan.

      3. Terms and Conditions of Option.

      (a) Employees Eligible to Receive Options. The individuals who shall be eligible to receive options under this Plan shall be such key employees and non-employee directors of the Company and its subsidiaries as the Committee
("Committee" described in Section 5 of this Plan) from time to time shall determine. Any reference herein to "employee(s)" shall include "director(s)" except to the extent that specific terms of the Plan apply to directors. More than one option may be granted to the same employee.

      (b) Option Price. The price at which Common Shares may be purchased under the Plan shall be as determined by the Committee on the date of grant of the option (the "Grant Date"), provided however, that such price may not be less than the average of the market price of the Common Shares on The Toronto Stock Exchange for the five trading day period immediately preceding the Grant Date. For the purpose hereof, "market price" shall mean:

            (i) the average of the high and low prices of the Common Shares on The Toronto Stock Exchange on a trading day, or

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            (ii) if there was no trade  for the  Common  Shares  on the  Toronto
Stock Exchange on any particular relevant trading day, then the market price shall be the average of the bid and ask quotations for the Common Shares on such relevant trading day on the exchange.

            (c) Option Period. Subject to Section 3(h) and 5, each option for Common Shares granted under the Plan (the "Option Shares") may be exercised at any time or from time to time as follows:

            (i) in the case of employees (except for executive officers and non-employee directors) to whom an option is granted under the Plan for the first time, 25% of the Option Shares become vested and may be exercised as of and following the first anniversary of the date of grant of such option and, thereafter, 2.08% of the Option Shares become vested and may be exercised on a monthly basis as of the last day of each month following the first anniversary of the date of grant of such option until the 48th month after the date of grant of such option, and

            (ii) in the case of employees (except for executive officers and non-employee directors) who are already optionholders at the time of grant of an additional option under the Plan, 2.08% of the Option Shares become vested and may be exercised on a monthly basis as the last day of each month following the date of grant of such option until the 48th month after the date of grant of such option, or at such other time or times as may be determined by the Committee at the time of grant.

On the date determined by the Committee at the time of grant which occurs within a maximum of six years following the date of grant of an option, the option shall expire and terminate and be of no further force or effect whatsoever.

      (d) Methods of Payment. The employee from time to time during the option period may elect to purchase all or part of the Option Shares which the employee is entitled to purchase by lump sum payment by delivering to the Company a completed stock option purchase form. Such form shall specify the number of Option Shares the employee desires to purchase and shall be accompanied by payment in full of the purchase price for such Option Shares. Payment can be made by cash, certified cheque, bank draft or money order payable to the Company.

      (e) Withholding. No Option Shares shall be issued by the Company to an employee until appropriate arrangements have been made for the payment of any amounts which may be required under any law, regulation, rule or otherwise to be withheld or paid by the Company with respect thereto, including, without limitation, withholding the transfer of a portion of the shares of the Company's stock otherwise issuable in order to satisfy all or a portion of the required withholdings or payments.

      (f) Termination of Employment of an Employee. Subject to Sections 3(g) and 3(j), in the event that an employee's employment with the Company or any


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subsidiary is terminated prior to the expiry date of the employee's  option, the employee's option may be exercised, at anytime during the period which is no more than 90 days following the date the employee's employment is terminated (but in no event after the expiry date of such option), as to such of the Option Shares in respect of which such option has not previously been exercised, but only to the extent that the employee was entitled at his termination of employment to purchase such Option Shares then exercisable pursuant to Section 3(c) above; provided, however, that in the event the employment of an employee who has received an option under the Plan is terminated as set forth above, the Board of Directors of the Company may, in its own discretion, amend the terms of any option to permit the employee to exercise such options as if such employee's employment had not been terminated (provided that the exercise period shall terminate on the earlier of (i) three years following the date the employee's employment is terminated and (ii) the expiry date of such option). For purposes of this Plan, the transfer of an employee's employment to the Company or to any subsidiary of the Company shall not be considered a termination of employment.

      (g) Termination of Employment of an Employee for Cause. Notwithstanding any other term or condition of the Plan, in the event that an employee's employment with the Company or any subsidiary is terminated for cause, the employee's option shall be immediately terminated and such employee shall forfeit all rights thereto as of the date of personal delivery of a written notice confirming such termination and the requirement to exercise options and not after, as to such of the Option Shares in respect of which such option has not previously been exercised.

      (h) Automatic Acceleration of Exercise Periods for Non-Employee Directors Upon Change of Control. In the event of a change of control (whether in fact or in law) of the Company which results in a non-employee director being replaced, the periods set forth under Section 3(c) shall be waived with respect to the options then held by such non-employee director in order to permit the full exercise of all outstanding options then held by such person.

      (i) Resignation of a Director. In the event that a non-employee director ceases to act as a director of the Company, all options held by such non-employee director, which are then exercisable pursuant to Section 3(c) or 3(h), as the case may be, may be exercised within 180 days following the announcement of the quarterly results next following the date of resignation of such person (but in no event after the expiry date of such option).

      (j) Rights in the Event of an Employee's Death. In the event of the death or the permanent disability of an employee while in the employment of the Company or any subsidiary and on or prior to the expiry date of the employee's option and provided such employee shall have been in the employment of the Company or any subsidiary for at least five years prior to the date of such employee's death or permanent disability, the exercise date of 50% of the employee's option which is not exercisable on the date of such employee's death or permanent disability, shall be accelerated so that the employee's option may be exercised by the employee's legal personal representative(s)


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or the employee,  as  applicable,  at any time after the date of the  employee's death or permanent disability up to and including (but not after) a date which is one year following the date of the employee's death or permanent disability (but in no event after the expiry date of such option), as to any or all of the Option Shares in respect of which such option has not previously been exercised. In the event that such employee shall have been in the employment of the Company or any subsidiary for at least ten years prior to the date of such employee's death or permanent disability, the exercise date of 100% of the employee's option which is not exercisable on such date shall be so accelerated. For the purposes hereof, "permanent disability" has the meaning assigned to that term in the Zarlink Employee Canadian Benefits Plan, as amended from time to time.

      (k) No Employment Right. Nothing in this Plan shall confer upon the employee the right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate the employee's employment at any time and for any reason.

      (l) No Shareholder Rights. An employee shall have no rights as a shareholder with respect to any Option Shares covered by the employee's option until the date of the valid issuance of such shares to the employee and only after such shares are fully paid for. No adjustment will be made for dividends or other distributions or rights for which the record date is prior to the date of such issuance.

      (m) Transfer and Assignment. The employee's rights with respect to options granted under the Plan are not assignable or transferable by the employee or subject to any other alienation, sale, pledge or encumbrance by such employee other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the U.S. Internal Revenue Code. Therefore the options are exercisable during the employee's lifetime only by the employee. The obligations of each employee shall be binding on his heirs, executors and administrators.

      (n) Compliance with United States Securities and Other Laws. Option Shares may be purchased only if the Company determines to and obtains the necessary approvals to sell its Common Shares to employees who are citizens of or are employed in the United States under applicable United States securities and other laws.

      4. Adjustments. Upon the happening of any of the following events, an employee's rights with respect to options granted under the Plan shall be adjusted as hereinafter provided.

      (a) In the event of any subdivision, redivision or change of the Common Shares into a greater number of shares at any time, or in the case of the issue of shares of the Company to the holders of its outstanding Common Shares by way of stock dividend or stock dividends (other than an issue of shares to shareholders pursuant to their exercise of options to receive dividends in the form of shares of the Company in lieu of cash dividends declared payable in the ordinary course by the


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Company on its Common  Shares),  the number of Common Shares  deliverable by the
Company upon the exercise of an option shall be appropriately increased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, redivision or change.

      (b) In the event of any consolidation or change of the Common Shares into a lesser number of shares at any time, the number of Common Shares deliverable by the Company upon the exercise of an option shall be appropriately decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such consolidation.

      (c) In the event of any reclassification or reclassifications of the Common Shares, at any time an employee shall accept, at the time of purchase of Option Shares, in lieu of the number of Common Shares in respect of which the option to purchase is being exercised, the number of shares of the Company of the appropriate class or classes as the employee would have been entitled as a result of such reclassification or reclassifications had the option been exercised before such reclassification or reclassifications.

      (d) If the Company is to be amalgamated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the Board of Directors of any entity assuming the obligations of the Company under the Plan (the "Successor Board"), shall, as to outstanding options, either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding Common Shares in conjunction with the Acquisition; or (ii) upon written notice to the employees, provide that all options must be exercised, to the extent then exercisable, within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to such options (to the extent then exercisable) over the exercise price thereof.

      (e) In the event of the proposed dissolution or liquidation of the Company, each option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

      (f) Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to options. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

      (g) No fractional shares shall be issued under the Plan and the employee shall receive from the Company cash in lieu of such fractional shares.


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      (h)  Upon  the  happening  of any of the  foregoing  events  described  in subparagraphs (a), (b), (c) or (d) above, the class and aggregate number of shares set forth in paragraph 2 that are subject to options which previously have been or subsequently may be granted under the Plan shall also be appropriately adjusted to reflect the events described in such subparagraphs. The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 4 and, subject to paragraph 5, its determination shall be conclusive.

      5. Administration. This Plan shall be administered by the Compensation and Human Resources Development Committee (the "Committee"). Members of the Committee shall be appointed by the Board of Directors of the Company and shall serve as such at the pleasure of the Board of Directors. The Committee shall have full power and authority to designate those key employees of the Company and its subsidiaries who are to be granted options under this Plan, the number of options to be granted to each such key employee and otherwise to interpret and construe the terms and conditions of the options granted under this Plan. Without limiting the generality of the powers and discretions granted to the Committee herein, the Committee may determine that any option granted under the Plan shall include provisions which accelerate the date on which an option shall become exercisable upon the happening of such events as the Committee may determine and as may be prescribed in the applicable options agreement. Without limiting the generality of the foregoing the Committee may determine that such acceleration should occur in the event of an actual or anticipated change of effective control of the Company, or in the event of other fundamental changes to the Company or its business or affairs. Any determination by the Committee shall be final and conclusive unless otherwise determined by the Board of Directors of the Company, and in any such event such determination of the Board of Directors shall be final and conclusive. The day-to-day administration of this Plan may be delegated to such officers and employees of the Company or of any subsidiary of the Company as the Committee in its sole discretion shall determine.

      6. Variation of Grant, Amendment and Discontinuance. The Board of Directors shall have the right to amend, modify or terminate this Plan or any option granted under this Plan at any time without notice; provided, however, that (a) any such amendment or modification of this Plan which increases the total number of Common Shares which are to be offered under this Plan, as so amended or modified, shall be approved by the shareholders of the Company, (b) any such amendment or modification of this Plan may not modify the rights of employees with respect to options granted under the Plan without their previous consent and any required regulatory approvals, (c) any program implemented by the Company at any time and from time to time to provide for the exchange of any option granted under this Plan for other options under this Plan shall be approved by the shareholders of the Company and (d) any amendment or modification of this Plan will be subject to the prior approval of The Toronto Stock Exchange and any regulatory body requiring similar approval.


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      7.  Termination  of the  Plan.  The  Plan  shall  remain  effective  until terminated by the Board of Directors of the Company provided that the termination of the Plan shall have no effect on outstanding options, which shall remain in accordance with their terms and conditions and the terms and conditions of the Plan.

      8. No Corporate Action Restriction. Nothing contained in the Plan shall be construed to prevent or preclude the Company from taking any corporate action which is deemed by the Company to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any option award made under the Plan. No employee, beneficiary or other person shall have any claim against the Company as a result of such corporate action.

      9. Governing Law. The Plan and the options granted under the Plan shall be construed in accordance with and be governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

Dated this 7th day of December, 2001.


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